Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholders

Industrial Income Trust Inc.:

We have audited the accompanying statement of revenue and certain expenses of IIT North American Industrial Fund I Limited Partnership for the year ended December 31, 2012, and the related notes to the financial statement.

Management’s Responsibility for the Statement of Revenue and Certain Expenses

Management is responsible for the presentation of the statement of revenue and certain expenses in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenue and certain expenses that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenue and certain expenses. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the statement of revenue and certain expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the statement of revenue and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 1 to the financial statement of IIT North American Industrial Fund I Limited Partnership for the year ended December 31, 2012, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 1 to the financial statement, which describes that the accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the revenues and expenses of IIT North American Industrial Fund I Limited Partnership. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

Denver, Colorado

November 25, 2013

IIT NORTH AMERICAN INDUSTRIAL FUND I LIMITED PARTNERSHIP

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(dollars in thousands)	For the Six Months Ended June 30, 2013	For the Year Ended December 31, 2012
	(unaudited)
Revenues:
Rental revenue	$10,227	$20,164
Reimbursement and other revenue	2,885	7,218

Total revenues	13,112	27,382
Certain expenses:
Real estate taxes	2,357	4,432
Operating expenses	1,039	1,808
Insurance	426	835
Management fees	1,403	2,388
Interest expense	3,402	6,639

Total certain expenses	8,627	16,102

Excess of revenues over certain expenses	$4,485	$11,280

The accompanying notes are an integral part of these financial statements.

IIT NORTH AMERICAN INDUSTRIAL FUND I LIMITED PARTNERSHIP

NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2013 (UNAUDITED) AND FOR THE YEAR ENDED DECEMBER 31, 2012

1. Basis of Presentation

On September 17, 2013, Industrial Income Trust Inc. (the “Company”), through a wholly owned subsidiary, acquired its joint venture partner’s interest in the IIT North American Industrial Fund I Limited Partnership (the “Fund I Partnership”). As a result of this transaction, the Company owns 100% of the Fund I Partnership, which had acquired 31 industrial buildings aggregating approximately 7.2 million square feet as of the date of acquisition.

The accompanying statements of revenue and certain expenses relate to the Fund I Partnership and have been prepared pursuant to Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the Fund I Partnership’s entire operations for the periods presented as certain items are excluded. Such items include depreciation and amortization, amortization of above- and below-market leases, and other administrative costs not directly related to the future operations of the Fund I Partnership. Management is not aware of any material factors relating to the Fund I Partnership, other than those already described above, that would cause the reported financial information included herein to not be necessarily indicative of future operating results.

The unaudited interim statement of revenue and certain expenses for the six months ended June 30, 2013 was prepared on the same basis as the statement of revenue and certain expenses for the year ended December 31, 2012 and reflects all adjustments, consisting of only normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results of the interim period. The results of the interim period are not necessarily indicative of the expected results for the entire fiscal year.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the terms of the respective lease agreements. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as a component of straight-line rent. The straight-line rent adjustment for minimum rents increased base contractual rental revenue by approximately $1.9 million (unaudited) and $1.3 million for the six months ended June 30, 2013 and for the year ended December 31, 2012, respectively.

Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance, and other operating expenses are recognized as revenue and recorded on a gross basis in tenant reimbursements and other revenues in the period the applicable expenses are incurred.

Lease termination fee revenue is recognized if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the customer is no longer occupying the property. Lease termination fee revenue of approximately $0.1 million (unaudited) and $0.7 million is included in the tenant reimbursements and other revenue for the six months ended June 30, 2013 and for the year ended December 31, 2012, respectively.

3. Minimum Future Lease Rentals

Future minimum base rental payments, which equal the cash basis of monthly contractual rent, owed to the Company from its customers under the terms of non-cancelable operating leases in effect as of December 31, 2012, excluding rental revenues from the potential renewal or replacement of existing future leases and from customer reimbursement revenue, were as follows for the next five years and thereafter:

(dollars in thousands)	Amount
2013	$17,041
2014	15,075
2015	11,859
2016	11,268
2017	10,539
Thereafter	46,353

Total	$112,135

4. Tenant Concentrations

As of June 30, 2013 and December 31, 2012, the Fund I Partnership was 91% leased to 35 tenants and 80% leased to 32 tenants, respectively. For the six months ended June 30, 2013 and for the year ended December 31, 2012, Harbor Freight Tools represented approximately 16.0% (unaudited) and 12.6%, respectively, and Minka Lighting, Inc. represented approximately 12.9% (unaudited) and 10.9%, respectively, of the Fund I Partnership’s total revenue.

5. Related Party Transactions

Pursuant to the limited partnership agreement, the Fund I Partnership relied on IIT North American Industrial Fund I GP LLC (the “General Partner”), a related party, to manage the Fund I Partnership’s day-to-day operations. For the six months ended June 30, 2013 and the year ended December 31, 2012, the Fund I Partnership paid to the General Partner or its affiliates approximately $1.2 million (unaudited) and $1.8 million, respectively, in fees for providing asset management services. These asset management fees are included in management fees in the statements of revenue and certain expenses.

6. Subsequent Events

The Company has evaluated subsequent events through November 25, 2013, the date the financial statements were available to be issued.

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